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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     July 14, 1995
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First Chicago Corporation
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(Exact name of registrant as specified in its charter)


Delaware                            1-6052                 36-2669970
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(State or other jurisdiction      (Commission             (IRS Employer
    of incorporation)             File Number)          Identification No.)


One First National Plaza, Chicago, IL                          60670
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(Address of principal executive offices)                     (ZIP Code)


Registrant's telephone number, including area code    312-732-4000
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Item 5.  Other Events
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The Registrant hereby incorporates by reference the information contained in
Attachment A hereto in response to this Item 5.













Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       First Chicago Corporation
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                                       (Registrant)


Date:   July 14, 1995          By:   Maurice E. Moore
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                                    Title: Senior Vice President
                                            and Treasurer





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                                 Attachment A
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     CHICAGO, July 14, 1995 -- The Board of Directors of First Chicago
Corporation today authorized the redemption on August 31, 1995, of all shares outstanding of Preferred Stock with Cumulative and Adjustable Dividends ($50 stated value) at a redemption price of $50 per share, plus an accrued and unpaid dividend of $0.585 per share payable on the redemption date.

     The Corporation expects to send a notice of redemption to registered holders of the Preferred Stock, known as the "Series A Preferred," on or about July 18, 1995. To receive the redemption price and final dividend, holders of the Preferred Stock will be instructed to deliver their Preferred Stock certificates and a transmittal form to First Chicago Trust Company of New York, the Corporation's redemption agent. The addresses for First Chicago Trust Company of New York are 14 Wall Street, 8th Floor, Suite 4680, New York, New York, 10085 (for hand delivery) and P.O. Box 2565, Suite 4660, Jersey City, New Jersey 07303-2565 (for mail delivery).

     In addition, the Board of Directors today raised the quarterly dividend 9 percent to 60 cents a share from 55 cents a share, payable October 1, 1995 to stockholders of record on September 8, 1995.